Exhibit 5.1
November 2, 2026
Salesforce, Inc.
415 Mission Street, 3rd Floor
San Francisco, California 94105

Re: Salesforce, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

As counsel to Salesforce, Inc., a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) on or about November 2, 2026, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of $400,000,000 of deferred compensation obligations (the “Obligations”) issuable pursuant to the Salesforce Inc. Executive Deferred Compensation Plan (the “Plan”).
We have reviewed a copy of the Plan and the Registration Statement, and we have examined the originals or copies, certified or otherwise identified to our satisfaction, of records of the Company, agreements and certificates of officers or other representatives of the Company and others, and public documents and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied certified copies and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Obligations, when incurred in the manner contemplated by the Plan and subject to the Company completing all actions and proceedings required on its part to be taken under the terms of the Plan, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Plan.
Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) (a) the effect of general principles of equity whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness. We express no opinion as to (x) consents to, or restrictions upon, governing law jurisdiction, venue, remedies, or judicial relief, (y) provisions authorizing or validating conclusive or discretionary determinations, and (z) the severability, if invalid, of provisions to the foregoing effect.
In addition, we express no opinion with respect to any obligation or liabilities of any other person or entity under the Plan. We further express no opinion with respect to the liabilities or obligations of the Company, or any other person or entity, under any trust agreement entered into or that may be entered into in connection with the Plan, and we express no opinion with respect to the applicability to, or the effect on, any such trust agreement or any other laws.
The opinion expressed above is limited to the General Corporation Law of the State of Delaware as now in effect.
This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

This opinion letter is limited to the matters stated herein and expressed as of the date hereof. No opinion is implied or may be inferred beyond the matters expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BAKER & MCKENZIE LLP

BAKER & MCKENZIE LLP